Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Luminar Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	Other	5,531,978(1)	$12.625(2)	$69,841,223(2)	$92.70	$6,475
Fees Previously Paid	Equity	Common Stock
	Equity	Preferred Stock
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf	—	457(o)	(3)	(4)	$204,000,000		$18,911
	Equity	Common Stock	Other	2,118,924(1)	$14.03(5)	$29,728,504(5)		$2,756
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$303,569,727		$28,142
	Total Fees Previously Paid							$21,667
	Total Fees Offsets							—
	Net Fee Due							$6,475
(1)Pursuant to Rule 416 under the Securities Act, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)The proposed maximum offering price per security for the secondary offering was determined pursuant to Rule 457(c) under the Securities Act based on the average high and low prices reported for the Registrant’s Class A common stock on January 28, 2022.
(3)There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $204,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the antidilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $204,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(4)The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S–3 under the Securities Act.
(5)The proposed maximum offering price per security for the secondary offering was determined pursuant to Rule 457(c) under the Securities Act based on the average high and low prices reported for the Registrant’s Class A common stock on January 19, 2022 (which was within 5 business days of the date that this registration statement was first filed).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rules 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—